MORTGAGE, ASSIGNMENT OF PROCEEDS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT
                                  (Oil and Gas)

                                      FROM

                            PEASE OIL AND GAS COMPANY

                                       TO

                 HOLDERS OF 1996 10% COLLATERALIZED SUBORDINATED
                             CONVERTIBLE DEBENTURES

                          DATED AS OF NOVEMBER 15, 1996

--------------------------------------------------------------------------------


THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTY DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDER.

THE SECURED PARTY IS NOT A SELLER OR PURCHASE MONEY LENDER OF THE COLLATERAL COVERED BY THIS INSTRUMENT.

THIS DOCUMENT WAS PREPARED BY AND WHEN RECORDED  AND/OR FILED SHOULD BE RETURNED
TO:

Alan W. Peryam, Esq.
Hopper and Kanouff, P.C.
1610 Wynkoop Street, Suite 200
Denver, Colorado 80202

                 SUBORDINATED MORTGAGE, ASSIGNMENT OF PROCEEDS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

     This SUBORDINATED Mortgage, Assignment of Proceeds, Security Agreement and Financing Statement (the "Mortgage") is entered into as of the Effective Date (as defined below) by and between the undersigned Pease Oil and Gas Company, a Nevada corporation (formerly Willard Pease Oil and Gas Company and successor by merger to Skaer Enterprises, Inc., a Colorado corporation, herein called "Mortgagor"), whose address is 751 Horizon Court, Suite 203, Grand Junction, Colorado 81506-8758, and those persons who are the registered holders of the 1996 10% Collateralized Subordinated Convertible Debentures of Pease Oil and Gas Company, the total principal amount of which is Five Million Dollars ($5,000,000) (hereafter the "Debentures") and the names, addresses and principal amount of Debentures held is set forth on Exhibit B, incorporated herein by this reference (hereafter the "Debenture Mortgagees"), is subject and subordinate to the Mortgage, Assignment, Proceeds, Security Agreement and Financing Statement pertaining to the collateral, dated August 23, 1996, recorded in Larimer County, Colorado as Reception No. 93062241 and No. 93062242 and in Weld County, Colorado in Book 1399 at File 1122 as Reception No. 02348218 and Book 0189 at File 1186 as Reception No. U0253060.

The parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

     Section 1.1 Defined Terms. For the purposes of this instrument:

     "Collateral" includes Fixture Collateral, Personalty Collateral and Realty Collateral as hereinafter defined.

     "Dollars" and "US$" mean lawful money of the United States of America.

     "Effective Date" means as of November 15, 1996.

     "Environmental Laws" shall mean any and all laws,, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which Mortgagor is conducting or at any time has conducted business, or where any Property of Mortgagor is located, or where any hazardous substances generated by or disposed of by Mortgagor are located, including, without limitation, the Clean Air Act, as amended; the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended; the Federal Water Pollution Control Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended; the Safe Drinking Water Act, as amended; the Toxic Substances Control Act, as amended; the Superfund Amendments and Reauthorization

Act of 1986, as amended; and other environmental conservation or protection laws. The terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement, and provided further that, to the extent the laws of the state in which any Property of Mortgagor is located establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     "Fixture Collateral" means all of Mortgagor's interest in and to all Operating Equipment which is or becomes so related to the Oil and Gas Property or any part thereof that an interest in the Operating Equipment arises under the real property law of the State in which it is situated, including all oil or natural gas delivery pipelines.

     "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas other than crude oil, natural gas and natural gas liquids prior to capture and production thereof; (b) asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; and (c) any other substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" under any applicable Environmental Law.

     "Hydrocarbons" means oil, gas and other liquid or gaseous hydrocarbons, whether or not treated or processed.

     "Obligations" means the aggregate of:

          (a) all amounts payable pursuant to any of the Debentures at any time outstanding in the aggregate principal amount not to exceed Five Million Dollars ($5,000,000) issued by Mortgagor to the Debenture Mortgagees with a stated maturity date of April 15. 2001, bearing interest at the rates specified in and otherwise subject to the terms of the Debentures dated on or about November 15, 1996 among the Mortgagor and the Debenture
     Mortgagees, with such Debentures, and all modifications, extensions and renewals thereof referred to as the "Debentures," and with the holders of the Debentures and all subsequent holders of all or any part thereof referred to as the "Secured Parties";

          (b) claims, as defined in Section 3.5 which are identified (whether or not the specific amount thereof has been determined) prior to payment of all principal and interest due under the Debentures;

          (c) any and all other or additional indebtedness or liabilities for which Mortgagor is now or may become liable to any Secured Party or Debenture Mortgagees in any manner pursuant to the Debentures;

          (d) all sums advanced and costs and expenses incurred by or on behalf of the Debenture Mortgagees, including without limitation all legal, accounting, engineering, management, consulting or like fees, made and incurred in connection with the Obligations described in paragraphs (i) and
     (ii) above or any part thereof, any renewal, extension or modification of, or substitution for, the foregoing Obligations or any part thereof, or the acquisition, perfection or maintenance and preservation of the security therefor, whether such advances, costs or expenses shall have been made and incurred at the request of Mortgagor or the Debenture Mortgagees; and

          (e) any and all extensions and renewals of, substitutions for, or modifications or amendments of any of the foregoing Obligations or any part thereof.

     "Oil and Gas Property" means all of the oil and gas leasehold interests and estates and other interests of Mortgagor in the lands, leases and agreements described in Exhibit A attached hereto and made a part hereof, (it being expressly understood and agreed that the undivided interests in such properties set forth in Exhibit A are for information purposes and do not establish a limit on Mortgagor's interests therein which are subject to this Mortgage) whether now owned or hereafter acquired, by operation of law or otherwise, together with all of Mortgagor's interests of any nature whatsoever now or hereafter incident or appurtenant thereto, including, but not limited to, fee mineral and surface interests in said lands, royalty interests therein, all unsevered and unextracted Hydrocarbons in, under or attributable to Mortgagor's interests in said lands, oil and gas (or oil, gas and mineral) leases, subleases, mineral agreements, farmin agreements, farmout agreements, bottom hole agreements, other participation agreements of any kind, royalties, overriding royalties, net profits interests, production payments, licenses, servitudes, orders, acreage contribution agreements, processing agreements, options and similar interests, and all rights-of-way, surface leases, and easements affecting the foregoing interests of Mortgagor or useful or appropriate in exploring and/or drilling for, producing, processing, treating, handling, storing, transporting or marketing Hydrocarbons therefrom or the disposal of water, Hydrocarbons or associated substances from said lands.

     "Operating Equipment" means all surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature and any replacements thereof, substitutions therefor or accessions thereto (including leases of equipment), now or hereafter located in, on or under, affixed or attributable to or obtained or used in connection with any of the Oil and Gas Property or any portion thereof or interest therein, including, without limiting the generality of the foregoing, goods which are or are to become fixtures on the Oil and Gas Property, oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumps, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems (for gathering, treatment, compression and transmission), chemicals, solutions, water systems (for treating, disposal and injection), power plants, boilers, poles, lines, transformers, starters and controllers, valves, meters, measuring devices, machine shops, tools, storage yards and equipment stored therein, buildings and camps, secondary and other recovery equipment, systems and processes, plans, drawings, specifications, surveys, engineering, geological and geophysical studies and reports, well logs, reports and related data, seismographic studies, reports and information, office and personnel books, files, records and correspondence, computer output and data files, maps, plats, abstracts of title, lease files, unit files, production marketing files, title curative opinions, title files and title records, division orders and division order records, ownership maps, warranties and guarantees of manufacturers and others, telegraph, telephone and other communication systems, roads, loading docks, shipping facilities and building and construction materials.

     "Personalty  Collateral"  means all of  Mortgagor's  interest  now owned or hereafter acquired in and to: (i) all Operating Equipment; (ii) all Hydrocarbons, whether or not extracted from or attributable to the Oil and Gas Property; (iii) all Production Sales Contracts; and (iv) all other personal property, movable and immovable, tangible or intangible, of whatsoever nature and kind, wherever located, including, without limitation, all accounts, contract rights, general intangibles, equipment, inventory, goods, chattel paper, permits, authorizations, seismic or other data, title information, title abstracts and maps, now owned or existing or hereafter acquired by Mortgagor or arising in connection with the conduct by Mortgagor of any activity on or relating to the Collateral, except that organizational, tax and other internal records, agreements or documents of the Mortgagor or any partner therein which are not related to or necessary for the ownership and operation of the Collateral and sale of Hydrocarbons are excluded from Personalty Collateral.

     "Proceeds" includes whatever is received upon the sale, exchange, collection or other disposition of the Collateral and insurance payable or damages or other payments by reason of loss or damage to the Collateral, and all additions thereto, substitutions and replacements thereof or accessions thereto.

     "Production Sales Contract" means each contract now in effect or hereafter entered into by Mortgagor or Mortgagor's predecessors in title for the sale, purchase, exchange or processing of Hydrocarbons extracted from or attributable to the Oil and Gas Property.

     "Realty Collateral" means all of Mortgagor's interest in and to the Oil and Gas Property, including, but not limited to, the interests of Mortgagor described or specified in Exhibit A hereto.

                        ARTICLE 2 - CREATION OF SECURITY

     Section 2.1 Grant. In consideration of the Debenture Mortgagees' acquisition of the Debentures constituting the Obligations, and in consideration of the mutual covenants contained herein, and for the purpose of securing payment of the Obligations, Mortgagor hereby grants, bargains, sells, warrants, mortgages, assigns, transfers and conveys the Realty Collateral and Fixture

Collateral to the Debenture Mortgagees, pari passu among all the Debenture Mortgagees with power of sale to have and to hold the Realty Collateral and Fixture Collateral, together with all and singular the rights, privileges, contracts, and appurtenances now or hereafter at any time before the foreclosure or release hereof, in any way appertaining or belonging thereto, unto the Debenture Mortgagees and to their substitutes or successors, forever, upon the terms and conditions herein set forth; and Mortgagor hereby binds and obligates Mortgagor and Mortgagor's successors and assigns, to warrant and to defend, all and singular, title to the Collateral unto the Debenture Mortgagees and its substitutes or successors, forever, against the claims of any and all persons whomsoever claiming any part thereof.

     Section 2.2 Creation of Security Interest. In addition to the grant contained in Section 2.1, and for the same consideration and purpose, Mortgagor hereby grants to the Debenture Mortgagees, pari passu among all the Debenture Mortgagees, security interest in all Personalty Collateral, now owned or hereafter acquired by the Mortgagor, and in all Proceeds. Without limiting the foregoing provisions of this Section 2.2, Mortgagor stipulates that the grant made by this Section 2.2 includes a grant of a security interest in Hydrocarbons extracted from or attributable to the Oil and Gas Property and in the Proceeds resulting from sale of such Hydrocarbons (including, but not limited to, sales at the wellhead), such security interest to attach to such Hydrocarbons as extracted and to the accounts resulting from such sales.

     Section 2.3 Proceeds. The security interest of Debenture Mortgagees hereunder in the Proceeds shall not be construed to mean that any Debenture Mortgagees consent to the sale or other disposition of any part of the Collateral other than Hydrocarbons extracted from or attributable to the Oil and Gas Property and sold in the ordinary course of business.

                  ARTICLE 3 - ASSIGNMENT OF PRODUCTION PROCEEDS

     Section 3.1 Assignment. As further security for the payment of the Obligations, upon default by the Company under the terms of the Debentures, the Mortgagor shall transfer, assign, warrant and convey to Debenture Mortgagees, pari passu among all the Debenture Mortgagees, all Hydrocarbons (and the Proceeds therefrom) which are extracted from or attributable to the Oil and Gas Property. All parties producing, purchasing and receiving such Hydrocarbons or the Proceeds therefrom are authorized and directed to treat Debenture Mortgagees, pari passu among all the Debenture Mortgagees, as the person entitled in Mortgagor's place and stead to receive the same; and further, those parties will be fully protected in so treating Debenture Mortgagees and will be under no obligation to see to the application by Debenture Mortgagees of any Proceeds received by it.

     Section 3.2 Application of Proceeds.

     (a) All payments received by Debenture Mortgagees pursuant to Section 3.1 above shall be placed in a collateral collection account at the financial institution designated by the Debenture Mortgagees and on the last day of each month shall be applied as follows:

          (i) first, toward satisfaction of all costs and expenses incurred in connection with the collection of Proceeds and the payment of any part of the Obligations not represented by a written instrument;

          (ii) second, to the payment of all accrued interest on the Debentures and of all other fees or payments required in the Debentures;

          (iii) third, to the payment of any then due and owing principal on the Debentures; and

          (iv) the balance, if any, shall be released to Mortgagor.

     (b) If any date of application specified above (herein called a "regular application date") shall be a Saturday, Sunday or legal banking holiday under the laws of the jurisdiction in which such proceeds shall be applied, the proceeds to be applied by Debenture Mortgagees pursuant to this Section 3.2 shall be applied on the last business day next preceding such regular application date that is not a Saturday, Sunday or legal banking holiday, but the amount to be applied pursuant to paragraph (a)(ii) of this Section 3.2 shall nevertheless be the amount accrued up to, but not including, such regular application date.

     Section 3.3 Mortgagor's Payment Duties. Nothing contained herein will limit Mortgagor's duty to make payment on the Obligations when the Proceeds received by Debenture Mortgagees pursuant to this Article 3 are insufficient to pay the costs, interest, principal and any other portion of the Obligations then owing, and the receipt of Proceeds by Debenture Mortgagees will be in addition to all other security now or hereafter existing to secure payment of the Obliga tions.

     Section 3.4 Debenture Mortgagees Collection Duties. Debenture Mortgagees have no obligation to enforce collection of any Proceeds and are hereby released from all responsibility in connection therewith, except the responsibility to account to Mortgagor for Proceeds actually received.

     Section 3.5 Indemnification. Mortgagor agrees to indemnify Debenture Mortgagees and each other Secured Party against and hold Debenture Mortgagees and each other Secured Party harmless from all claims, actions, liabilities, losses, judgments, attorneys' fees, costs and expenses and other charges of any description whatsoever (all of which are hereafter referred to in this Section
3.5 as "Claims") made against or sustained or incurred by Debenture Mortgagees or any other Secured Party as a consequence of the assertion, either before or after the payment in full of the Obligations, that Debenture Mortgagees or any other Secured Party received Hydrocarbons or Proceeds pursuant to this instrument. Debenture Mortgagees and each other Secured Party will have the right to employ attorneys and to defend against any Claims and unless furnished with satisfactory indemnity, after notice to Mortgagor, Debenture Mortgagees or any other Secured Party will have the right to pay or compromise and adjust all Claims in its sole reasonable discretion. Mortgagor shall indemnify and pay to Debenture Mortgagees or any other Secured Party all amounts paid by Debenture Mortgagees or any other Secured Party in compromise or adjustment of any of the Claims or amounts adjudged against Debenture Mortgagees or any other Secured Party in respect of any of the Claims. The liabilities of Mortgagor as set forth in this Section 3.5 will constitute Obligations and will survive the termination of this instrument for a period of six months.

     Section 3.6 Limitation of Liability. The Mortgagor is liable for the full amount of the Obligations, including, without limitation, the Obligations evidenced by the Debentures. If, in connection with this Mortgage and the transactions contemplated hereby, there is a foreclosure of Liens by private power of sale or otherwise, and attachment, execution or other writ against the assets of the Mortgagor, no judgment for any deficiency upon the Obligations shall be sought or obtained by the Debenture Mortgagees or any other Secured Party against any general partner (other than as may be required to enforce rights and remedies against the Mortgagor).

                ARTICLE 4 - MORTGAGOR'S WARRANTIES AND COVENANTS

     Section 4.1 Warranties and Covenants.

     (a) Mortgagor warrants and covenants that:

          (i) Mortgagor, to the extent of the interests of Mortgagor in Exhibit A, has good and defensible title (as defined in the Credit Agreement) to each property right or interest constituting the Collateral free of any adverse claim, burden, mortgage, lien, security interest, pledge, charge, encumbrance or interest of or in favor of any third party other than as stated in Exhibit A, except as previously disclosed to Debenture Mortgagees in writing, or as previously disclosed to Debenture Mortgagees, no financing statement covering any of the Collateral in favor of any third party is on file in any public office; Mortgagor holds the working interests in the Oil and Gas Property described in Exhibit A; and Mortgagor has a good and legal right and full authority to grant and convey same to Debenture Mortgagees pursuant to this instrument;

          (ii) the oil and gas (or oil, gas and mineral) leases and mineral agreements included in the Oil and Gas Property are valid and subsisting and all payments, rentals and royalties due under each of them have been properly and timely paid, and all conditions and obligations necessary to keep them in force have been fully satisfied and performed; and all producing wells located on the Oil and Gas Property or properties unitized therewith have been drilled, operated and produced in conformity with all applicable laws and rules, regulations and orders of all governmental authorities having jurisdiction and are subject to no penalties on account of past production;

          (iii) no approval or consent of any regulatory or administrative commission or authority or of any other governmental body or any other party is necessary to authorize the execution and delivery of this instrument or of any other written instrument constituting or evidencing the Obligations, or to authorize the observance or performance by Mortgagor of the covenants contained in this instrument or in the other written instruments constitut ing or evidencing the Obligations or to enable the Debenture Mortgagees to exercise its rights hereunder; and

          (iv) Mortgagor has taken all proper corporate action to authorize the execution and delivery of the Debentures secured hereby and of this instrument and to make the Debentures and this instrument the legal, valid and binding obligations of Mortgagor.

     (b) Mortgagor warrants and shall forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor shall maintain and preserve the lien and security interest herein created until this instrument has been terminated as provided herein.

     Section 4.2 Operation of Mortgaged Property. As long as this instrument has not been released in accordance with Section 9.5, and whether or not Mortgagor is the operator of all or any part of the Oil and Gas Property, Mortgagor shall, at Mortgagor's own expense:

          (a) comply, or cause the operator to comply, fully with all of the terms and conditions of all leases, mineral agreements and other instruments of title described in Exhibit A and all rights-of-way, easements and privileges necessary for the proper operation of such leases and instruments, and otherwise do all things necessary to keep Mortgagor's rights and Debenture Mortgagees' interest in the Collateral unimpaired;

          (b) except to the extent a prudent operator would do so, not abandon any well which is producing or capable of production or forfeit, surrender or release any lease, sublease, mineral agreement or farmout or any operating agreement or other agreement or instrument comprising or affecting the Oil and Gas Property without Debenture Mortgagees's prior written consent, which consent shall not be withheld unreasonably;

          (c) cause the Oil and Gas Property to be maintained, developed and protected against drainage and continuously operated for the production of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices, applicable operating agreements and all applicable federal, state, tribal and local laws, rules, regulations and orders;

          (d) promptly pay or cause to be paid when due and owing all rentals, other payments and royalties payable in respect of the Oil and Gas Property, if any; all expenses incurred in or arising from the operation or development of the Collateral; and all taxes, assessments and governmental charges imposed upon the Collateral or Mortgagor;

          (e) cause the Operating Equipment to be kept in good and effective operating condition and cause to be made all repairs, renewals, replacements, additions and improvements thereof or thereto necessary or appropriate for the production Hydrocarbons from the Oil and Gas Property and permit the Debenture Mortgagees (through its agents and employees), upon reasonable prior notice and during normal business hours, to enter upon the Oil and Gas Property for the purpose of investigating and inspecting the condition and operation of the Collateral;

          (f) cause the Collateral to be kept free and clear of liens, charges, security interests, encumbrances, adverse claims and title defects of every character other than (i) the lien and security interest created by this instrument, (ii) taxes constituting a lien but not due and payable, (iii) defects or irregularities in title which are not such as interfere materially with the development, operation or value of the Collateral and not such as to materially affect title thereto, (iv) those set forth or referred to in Exhibit A hereto, (v) those being contested in good faith by Mortgagor and which do not, in the judgment of Debenture Mortgagees, jeopardize the Debenture Mortgagees's rights in and to the Collateral, and
     (vi) those consented to in writing by Debenture Mortgagees; provided, however, that Debenture Mortgagees may take such reasonable independent action in connection with any such matters affecting the Collateral as it deems advisable, and all costs and expenses thereof, including, without limitation, attorneys' fees incurred by Debenture Mortgagees in taking such action, shall be part of the Obligations hereunder;

          (g) defend, indemnify and hold harmless the Debenture Mortgagees and other Secured Parties, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the properties owned or operated by the Mortgagor, or any orders, requirements or demands of governmental authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, environmental response and cleanup costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor; and

          (h) execute, acknowledge and deliver to Debenture Mortgagees such other and further instruments and do such other acts as in the opinion of Debenture Mortgagees are necessary or desirable to effect the intent of this instrument or otherwise protect and preserve the interests of

     Debenture  Mortgagees   hereunder,   promptly  upon  request  of  Debenture
     Mortgagees.

     Section 4.3 Recording and Filing. Mortgagor shall pay all costs of filing, registering and recording this and every other instrument in addition or supplemental hereto and all financing state ments Debenture Mortgagees may require, in such offices and places and at such times and as often as may be, in the judgment of Debenture Mortgagees, necessary to preserve, protect and renew the lien and security interest herein created as a second lien and second-in-priority security interest on and in the Collateral and otherwise do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any state or of the United States or of any other competent authority for the purpose of effectively creating, maintaining and preserving the lien and security interest created herein and on the Collateral and the priority thereof. Mortgagor shall also pay the costs of obtaining reports from appropriate filing officers concerning financing statement filings in respect of any of the Collateral in which a security interest is granted herein.

     Section 4.4 Debenture Mortgagees' Right to Perform Mortgagor's Obligations. Mortgagor agrees that, if Mortgagor fails to perform any act which Mortgagor is required to perform under this instrument, any Debenture Mortgagees or any receiver appointed hereunder may, but shall not be obligated to, perform or cause to be performed such act, and any expense incurred by Debenture Mortgagees in so doing shall be a demand obligation owing by Mortgagor to Debenture Mortgagees, shall bear interest at an annual rate equal to the maximum interest rate provided in the Note until paid and shall be a part of the Obligations, and Debenture Mortgagees, or any receiver shall be subrogated to all of the rights of the party receiving the benefit of such performance. The undertaking of such performance by Debenture Mortgagees or any receiver as aforesaid shall not obligate such person to continue such performance or to engage in such performance or performance of any other act in the future, shall not relieve Mortgagor from the observance or performance of any covenant, warranty or agreement contained in this instrument or constitute a waiver of default hereunder and shall not affect the right of Debenture Mortgagees to accelerate the payment of all indebtedness and other sums secured hereby or to resort to any other of its rights or remedies hereunder or under applicable law. In the event the Debenture Mortgagees or any receiver appointed hereunder undertakes any such action, no such party shall have any liability to the Mortgagor in the absence of a showing of gross negligence or willful misconduct of such party, and in all events no party other than the acting party shall be liable to Mortgagor.

                               ARTICLE 5 - DEFAULT

     Section 5.1 Events of Default. The term "Event of Default" means the occurrence of any of the following events or the existence of any of the following conditions:

          (a) failure by Mortgagor to make any payment when due of any of the Obligations provided for herein or other failure to keep, punctually perform or observe any of the covenants, obligations or prohibitions contained herein or in any other agreement with Debenture Mortgagees (whether now existing or entered into hereafter) or the occurrence of any other event which is, or is deemed to be, an Event of Default under and as that term is defined in any such other written instrument or agreement; or

          (b) any warranty, information, representation or statement by Mortgagor made or furnished to Debenture Mortgagees by or on behalf of Mortgagor in connection with the Obligations is determined by Debenture Mortgagees to be untrue or misleading in any material respect.

     Section 5.2 Acceleration Upon Default. Upon the occurrence of any Event of Default, or at any time thereafter, the holders of at least 25% of the outstanding principal amount of the Debentures may, at their option, on behalf of all Debenture Mortgagees pari passu, by notice to Mortgagor, declare the entire unpaid principal of and the interest accrued on the Obligations to be due and payable forthwith without any further notice, presentment or demand of any kind, all of which are hereby expressly waived.

     Section 5.3 Possession and Operation of Property. Upon the occurrence of any Event of Default, or at any time thereafter, and in addition to all other rights therein conferred on the Debenture Mortgagees, the Debenture Mortgagees or any person, firm or corporation designated by Debenture Mortgagees, will have the right and power, but will not be obligated, to have an audit performed, at Mortgagor's expense, of the books and records of Mortgagor, and to enter upon and take possession of all or any part of the Collateral, to exclude Mortgagor therefrom, and to hold, use, administer, manage and operate the same (in compliance with the terms of contracts binding on the Oil and Gas Property known to the Debenture Mortgagees and all applicable laws) to the extent that Mortgagor could do so. The Debenture Mortgagees or any person, firm or corporation designated by the Debenture Mortgagees, may operate and develop the Collateral, or any portion thereof, without any liability to Mortgagor in connection with the operations except with respect to gross negligence and willful misconduct; and the Debenture Mortgagees or any person, firm or corporation designated by Debenture Mortgagees will have the right to collect, receive and receipt for all Hydrocarbons produced and sold from the Oil and Gas Property, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells as necessary in Debenture Mortgagees's good faith judgment for the protection of the Collateral, and to exercise every power, right and privilege of Mortgagor with respect to the Collateral. Providing there has been no foreclosure sale, when and if the expenses of the operation and development (including costs of unsuccessful workover operations or additional wells) have been paid and the Obligations paid in full, the remaining Collateral shall be returned to the Mortgagor.

     Section 5.4 Ancillary Rights. Upon the occurrence of an Event of Default, or at any time thereafter, and in addition to all other rights of Debenture Mortgagees hereunder, Debenture Mortgagees may, without notice, demand or declaration of default, all of which are hereby expressly waived by Mortgagor, proceed by a suit or suits in equity or at law, (i) for the seizure and sale of the Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (iii) for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction,
(iv) without regard to the solvency or insolvency of any person, and without regard to the value of the Collateral, and without notice to Mortgagor (notice being hereby expressly waived), for the ex parte appointment of a receiver to serve without bond pending any foreclosure or sale hereunder, or (v) for the enforcement of any other appropriate legal or equitable remedy. Notwithstanding the foregoing, the Debenture Mortgagees agrees to give reasonable efforts to give Mortgagor prior notice of any of the foregoing actions, provided that the failure of Debenture Mortgagees to use such reasonable efforts to give prior notice shall not invalidate any action so taken by Debenture Mortgagees. It is hereby expressly agreed that Mortgagor's sole remedy for any such failure by Debenture Mortgagees shall be an action for damages suffered by Mortgagor as a direct and proximate result of such failure.

                 ARTICLE 6 - DEBENTURE MORTGAGEES'S RIGHTS AS TO
                         REALTY COLLATERAL UPON DEFAULT

     Section 6.1 Foreclosure. Upon the occurrence of an Event of Default, or at any time thereafter, Debenture Mortgagees may, subject to any mandatory requirements of applicable law, proceed by suit to foreclose its lien hereunder and to sell or have sold the Realty Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise, in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Debenture Mortgagees may deem appropriate, and Debenture Mortgagees shall thereafter make or cause to be made a conveyance to the purchaser or purchasers thereof. Debenture Mortgagees may postpone the sale of the real property included in the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all such property is sold or the Obligations are paid in full.

         ARTICLE 7 - DEBENTURE MORTGAGEES'S RIGHTS AS TO PERSONALTY AND
                         FIXTURE COLLATERAL UPON DEFAULT

     Section 7.1 Personalty Collateral. Upon the occurrence of an Event of Default, or at any time thereafter, Debenture Mortgagees may, without notice to Mortgagor, exercise their rights to declare all of the Obligations to be immediately due and payable, in which case Debenture Mortgagees will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personalty Collateral, and for this purpose Debenture Mortgagees may enter upon any premises on which any or all of the Personalty Collateral is situated and take possession of and operate the Personalty Collateral or remove it therefrom.

Debenture Mortgagees may require Mortgagor to assemble the Personalty Collateral and make it available to Debenture Mortgagees or a representative of the Debenture Mortgagees at a place to be designated by Debenture Mortgagees which is reasonably convenient to all parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Debenture Mortgagees will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if the notice is mailed, postage prepaid, to Mortgagor at the address designated above at least five days before the time of the sale or disposition.

     Section 7.2 Sale with Realty Collateral. In the event of foreclosure, whether judicial or nonjudicial, at Debenture Mortgagees's option it may proceed under the Uniform Commercial Code as to the Personalty Collateral or Debenture Mortgagees may proceed as to both Realty Collateral and Personalty Collateral in accordance with their rights and remedies in respect of the Realty Collateral.

     Section 7.3 Fixture Collateral. Upon the occurrence of an Event of Default, or at any time thereafter, Debenture Mortgagees may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral and proceed to exercise such rights as apply to the type of Collateral selected.

               ARTICLE 8 - OTHER PROVISIONS CONCERNING FORECLOSURE

     Section 8.1 Possession and Delivery of Collateral. It shall not be necessary for Debenture Mortgagees to have physically present or constructively in their possession any of the Collateral at any foreclosure sale, and Mortgagor shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

     Section 8.2 Debenture Mortgagees as Purchaser. Debenture Mortgagees will have the right to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale.

     Section 8.3 Recitals Conclusive: Ratification. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the written instruments constituting part or all of the Obligations after the same have become due and payable, nonpayment of any other of the Obligations or advertisement and conduct of the sale in the manner provided herein. Mortgagor ratifies and confirms all legal acts that Debenture Mortgagees may do in carrying out the provisions of this instrument.

     Section 8.4 Effect of Sale. Any sale or sales of the Collateral or any part thereof will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor's successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor's successors or assigns. The purchaser or purchasers at the foreclosure sale will receive immediate possession of the property purchased; and if Mortgagor retains possession of the Realty Collateral, or any part thereof, subsequent to sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers, and if Mortgagor remains in such possession after demand of the purchaser or purchasers to remove, Mortgagor will be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and without any right to damages arising out of such removal.

     Section 8.5 Application of Proceeds. The proceeds of any sale of the Collateral or any part thereof will be applied as follows:

          (a) first, to the payment of all expenses incurred by the Debenture Mortgagees in connection therewith, including, without limiting the generality of the foregoing, court costs, legal fees and expenses, fees of accountants, engineers, consultants, agents or managers and expenses of any entry or taking of possession, holding, valuing, preparing for sale, advertising, selling and conveying;

          (b) second, to the payment of the Obligations; and

          (c)  third,   any  surplus   thereafter   remaining  to  Mortgagor  or
     Mortgagor's successors or assigns, as their interests may be established to Debenture Mortgagees' reasonable satisfaction.

     Section 8.6 Deficiency. Mortgagor will remain liable for any deficiency owing to Debenture Mortgagees or any other Secured Party after application of the net proceeds of any foreclosure sale.

     Section 8.7 Mortgagor's Waiver of Appraisement, Marshalling, etc. Mortgagor agrees that Mortgagor will not at any time insist upon or plead or in any manner whatsoever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument, the absolute sale of the Collateral or the possession thereof by any purchaser at any sale made pursuant to this instrument or pursuant to the decree of any court of competent jurisdiction. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and to the extent that Mortgagor may lawfully do so under applicable state law, waives any and all right to have the Realty Collateral marshalled upon any foreclosure of the lien hereof or sold in inverse order of alienation.

                            ARTICLE 9 - MISCELLANEOUS

     Section 9.1 Pooling and Unitization. The interest of Mortgagor in any unit, pooling agreement or other similar arrangement, whether voluntary or involuntary, to which the Oil and Gas Property (or any part thereof) is or may be subject will become a part of the Realty Collateral and the Personalty Collateral, as the case may be, and will be subject to the lien and security interest hereof in the same manner and with the same effect as though the unit, pooling agreement or other arrangement and the interest of Mortgagor therein were specifically described in Exhibit A.

     Section 9.2 Discharge of Purchaser. Upon any sale made under the powers of sale herein granted and conferred, the receipt of Debenture Mortgagees will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of Debenture Mortgagees, be obliged to see to the application thereof or be in anyways answerable for any loss, misapplication or nonapplication thereof.

     Section 9.3 Indebtedness of Obligations Absolute. Nothing herein contained shall be construed as limiting Debenture Mortgagees to the collection of any indebtedness of Mortgagor to Debenture Mortgagees only out of the income, revenue, rents, issues and profits from the Collateral or as obligating Debenture Mortgagees to delay or withhold action upon any default which may be occasioned by failure of such income or revenue to be sufficient to retire the principal or interest when due on the indebtedness secured hereby. It is expressly understood between Debenture Mortgagees and Mortgagor that any indebtedness of Mortgagor to Debenture Mortgagees secured hereby shall constitute an absolute, unconditional obligation of Mortgagor to pay as provided herein or therein in accordance with the terms of the instrument evidencing such indebtedness in the amount therein specified at the maturity date or at the respective maturity dates of the installments thereof, whether by acceleration or otherwise.

     Section 9.4 Defense of Claims. Mortgagor will promptly notify Debenture Mortgagees in writing of the commencement of any material proceedings or any litigation affecting Debenture Mortgagees' interest in the Collateral, or any part thereof, and shall take such action, employing attorneys (which must be reasonably acceptable to Debenture Mortgagees), as may be necessary to preserve Mortgagor's and Debenture Mortgagees's rights affected thereby; and should Mortgagor fail or refuse to take any such action, Debenture Mortgagees may take the action on behalf of and in the name of Mortgagor and at Mortgagor's expense.

Moreover, Debenture Mortgagees may take independent action in connection therewith as it may in its discretion deem proper, and Mortgagor hereby agrees to make reimbursement for all sums advanced and all expenses incurred in such actions plus interest at a rate equal to the maximum interest rate provided in the Debentures.

     Section 9.5 Termination. If (i) all amounts of principal and interest due under all the Debentures, (ii) all other fees and expenses payable by Mortgagor under the Debentures and hereunder, and (iii) all other Obligations which are in sum certain amounts have been paid in full and no Claims have been identified, then Debenture Mortgagees shall, upon the request of Mortgagor and at Mortgagor's cost and expense, deliver to Mortgagor proper instruments executed by or on behalf of the holders of at least eighty percent (80%) of the principal amount of the Debentures evidencing the release of this instrument. Mortgagor shall be authorized to file and record such instruments and upon delivery thereof to Mortgagor, this instrument shall be terminated. Until such delivery, this instrument shall remain and continue in full force and effect.

     Section 9.6 Renewals, Amendments and Other Security. Renewals and extensions of the Obligations may be given at any time, amendments may be made to the agreements relating to any part of the Obligations or the Collateral in accordance with the terms of the Debentures.

     Section 9.7 Effect of Instrument. This instrument shall be deemed and construed to be, and may be enforced as, an assignment, chattel mortgage or security agreement, contract, deed of trust, financing statement, financing statement filed as a fixture filing, and real estate mortgage, and as any one or more of them if appropriate under applicable state law. This instrument shall be effective as a financing statement filed as a fixture filing with respect to all Fixture Collateral and is to be filed for record in the Office of the County Clerk or other appropriate office of each county where any part of the Collateral, including Fixture Collateral, is situated. This instrument shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Section 9-103(5) (or corresponding provision) of the Uniform Commercial Code as enacted in the appropriate jurisdiction and is to be filed for record in the Office of the County Clerk or other appropriate office of each county where any part of the collateral is situated. A carbon, photographic, or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement.

     Section 9.8 Unenforceable or Inapplicable Provisions. If any provision hereof or of any of the written instruments constituting part or all of the Obligations is invalid or unenforceable in any jurisdiction, whether with respect to all parties hereto or with respect to less than all of such parties, the other provisions hereof and of the written instruments will remain in full force and effect in that jurisdiction with respect to the parties as to which such provision is valid and enforce able, and the remaining provisions hereof will be liberally construed in favor of Debenture Mortgagees in order to carry out the provisions hereof. The invalidity of any provision of this instrument in any jurisdiction will not affect the validity or enforceability of any provision in any other jurisdiction.

     Section 9.9 Rights Cumulative. Each and every right, power and remedy given to Debenture Mortgagees herein or in any other written instrument relating to the Obligations will be cumulative and not exclusive; and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Debenture Mortgagees, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. A waiver by Debenture Mortgagees of any right or remedy hereunder or under applicable law on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

     Section 9.10 Non-Waiver. No act, delay, omission or course of dealing between Debenture Mortgagees and Mortgagor will be a waiver of any of Debenture Mortgagees' rights or remedies hereunder or under applicable law. No waiver, change or modification in whole or in part of this instrument or any other written instrument will be effective unless in a writing signed by Debenture Mortgagees.

     Section 9.11 Debenture Mortgagees's Expenses. Mortgagor agrees to pay in full all expenses and reasonable attorneys' fees of Debenture Mortgagees which may have been or may be incurred by Debenture Mortgagees in connection with the collection of the Obligations and the enforcement of any of Mortgagor's obligations hereunder and under any documents executed in connection with the Obligations.

     Section 9.12 Partial Releases. In the event Mortgagor sells for monetary consideration or otherwise any portion of the Oil and Gas Property, Debenture Mortgagees shall release the lien of this instrument with respect to the portion sold, at the request of Mortgagor. No release from the lien of this instrument of any part of the Collateral by Debenture Mortgagees shall in anyways alter, vary or diminish the force, effect or lien of this instrument on the balance or remainder of the Collateral.

     Section 9.13 Notice. All notices and deliveries of information hereunder shall be deemed to have been duly given if to the Debenture Mortgagees at the addresses of the holders of the Debentures set forth on Exhibit B or at such subsequent addresses as may be furnished to Mortgagor in writing by any holder of a Debenture. Notwithstanding the provisions of Section 5.4 and Articles 6 and 7 wherein Debenture Mortgagees is authorized to exercise certain rights or take certain actions without notice to Mortgagor, Debenture Mortgagees agrees to use reasonable efforts to give Mortgagor prior notice of any such exercise of rights or action. It is expressly agreed, however, that any failure by Debenture Mortgagees to use reasonable efforts to give Mortgagor prior notice of an exercise of rights or action shall not invalidate or preclude such exercise of rights or action, but shall merely entitle the Mortgagor to recover from Debenture Mortgagees any actual damages suffered by Mortgagor as the proximate and direct result of such failure by Debenture Mortgagees.

     Section 9.14 Successors. This instrument shall bind and inure to the benefit of the respective successors and assigns of the parties.

     Section 9.15 Interpretation.

          (a) Article and section headings used in this instrument are intended for convenience only and shall be given no significance whatever in interpreting and construing the provisions of this instrument.

          (b) As used in this instrument, "Debenture Mortgagees" and "Mortgagor" include their respective successors and assigns. Unless context otherwise requires, words in the singular number include the plural and in the plural number include the singular. Words of the masculine gender include the feminine and neuter gender and words of the neuter gender may refer to any gender.

     Section 9.16 Inconsistencies with Related Documents. To the extent, if any, the provisions hereof are inconsistent with the provisions of the Debentures, such inconsistencies shall be resolved by giving controlling effect to the Debentures.

     Section 9.17 Counterparts. This instrument may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that to facilitate recordation, in particular counterparts hereof used for recordation, portions of Exhibit A hereto which describe properties situated in counties other than the county in which the counterpart is to be recorded have been omitted.

     Executed as of the Effective Date.

                                            MORTGAGOR:

ATTEST                                      PEASE OIL AND GAS COMPANY


                                            By
-------------------------------------          ---------------------------------
Secretary                                      Willard H. Pease, Jr., President

                                            DEBENTURE MORTGAGES:
                                            By:  PEASE OIL AND GAS COMPANY



                                            By
                                               ---------------------------------
                                               Willard H. Pease, Jr.,
                                               as attorney-in-fact on behalf of
                                               all holders of Debentures as
                                               identified on Exhibit B.

STATE OF COLORADO                   )
                                    )  ss.
COUNTY OF MESA                      )

     The foregoing instrument was acknowledged before me this ____ day of ___________, 1996, by Willard H. Pease, Jr. as President of Pease Oil and Gas Company, a Nevada corporation.

     Witness my hand and official seal.

     My commission expires:


S E A L
                                          --------------------------------------
                                          Notary Public

                                    EXHIBIT B

     Holders of 1996 10% Collateralized Subordinated Convertible Debentures of Pease Oil and Gas Company (herein referred to as "Debenture Mortgagees"):

     Name and Address of Holders                  Principal Amount of Debenture
     ---------------------------                  -----------------------------